UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 10, 2025

LUDUSON ENTERTAINMENT

Luduson G Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55930	82-3184409
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35/F, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong

(Address of principal executive offices)

(Registrant’s Telephone Number) +852 2824 8560

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common	LDSN	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

ITEM 4.01 Changes in Registrant’s Certifying Accountant.

On 10 February, 2025, Luduson Inc. (the “Company”) appointed Pengsheng Certified Public Accountants (Special General Partnership)(“ Pengsheng” or “New Auditor”) as its independent registered public accounting firm, effective immediately. The appointment was approved by the Board of Directors of the Company.

The Company has not engaged an independent registered public accounting firm for the past two years. The appointment of Pengsheng marks a significant step toward ensuring compliance with financial reporting obligations and enhancing transparency for the Company’s shareholders and stakeholders.

During the two most recent fiscal years and the subsequent interim period prior to the appointment of Pengsheng, the Company did not have an independent auditor and, therefore, there were no prior audit reports, disagreements, or reportable events as defined under Item 304(a) of Regulation S-K.

The Company has provided Pengsheng with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and has requested that Pengsheng furnish the Company with a letter addressed to the SEC stating whether it agrees with the disclosures contained herein. A copy of any such letter, if received, will be filed as an exhibit to this Form 8-K.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
16.1	Letter from Pengsheng Certified Public Accountants dated February 10, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luduson G Inc.
Dated: February 19, 2025

	By:	/s/ Man Fai CHENG, CEO
Man Fai Cheng, CEO

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